Exhibit 99.1

Broadcom Inc. Announces Third Quarter
Fiscal Year 2018 Financial Results and Quarterly Dividend

•	Revenue of $5,063 million or 13 percent growth from the year ago period

•	Non-GAAP diluted EPS of $4.98 or 21 percent growth from the year ago period; GAAP diluted EPS of $2.71 or 138 percent growth from the year ago period

•	Free cash flow of $2,127 million or 42 percent of revenue

•	Quarterly dividend of $1.75 per share

•	Repurchased 24 million shares for $5,378 million; $6,275 million remaining under share repurchase authorization

SAN JOSE, Calif. - September 6, 2018 - Broadcom Inc. (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its third quarter of fiscal year 2018, ended August 5, 2018, provided guidance for the fourth quarter of its fiscal year 2018 and announced a quarterly dividend.

“Datacenter demand is driving strong growth in more than 50 percent of our consolidated revenue,” said Hock Tan, President and CEO of Broadcom Inc. “Through the strength of our franchise business model, we delivered another quarter of sustained revenues and strong free cash flows.”

“During the quarter, we repurchased 24 million shares, returning approximately $5.38 billion to our stockholders,” said Tom Krause, CFO of Broadcom. “Consistent with our stated capital allocation plan, we intend to return to stockholders 50 percent of the prior fiscal year free cash flow in the form of cash dividends. With the balance of our free cash flow, we have the financial flexibility to fund a combination of share repurchases and future acquisitions to expand earnings capacity.”

Third Quarter Fiscal Year 2018 GAAP Results

Net revenue was $5,063 million, an increase of 1 percent from $5,014 million in the previous quarter and an increase of 13 percent from $4,463 million in the same quarter last year.

Gross margin was $2,619 million, or 51.7 percent of net revenue. This compares with gross margin of $2,551 million, or 50.9 percent of net revenue, in the prior quarter, and gross margin of $2,149 million, or 48.2 percent of net revenue, in the same quarter last year.

Operating expenses were $1,280 million. This compares with $1,350 million in the prior quarter and $1,501 million in the same quarter last year.

Operating income was $1,339 million, or 26.4 percent of net revenue. This compares with operating income of $1,201 million, or 24.0 percent of net revenue, in the prior quarter, and operating income of $648 million, or 14.5 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $1,196 million, or $2.71 per diluted share. This compares with net income of $3,733 million, or $8.33 per diluted share, in the prior quarter, and net income of $507 million, or $1.14 per diluted share, in the same quarter last year.

Third Quarter Fiscal Year 2018 GAAP Results				Change
(Dollars in millions, except per share data)	Q3 18	Q2 18	Q3 17	Q/Q	Y/Y
Net revenue	$5,063	$5,014	$4,463	+1%	+13%
Gross margin	51.7%	50.9%	48.2%	+80bps	+350bps
Operating expenses	$1,280	$1,350	$1,501	-$70	-$221
Net income	$1,196	$3,733	$507	-$2,537	+$689
Net income attributable to noncontrolling interest	$—	$15	$26	-$15	-$26
Net income attributable to common stock	$1,196	$3,718	$481	-$2,522	+$715
Earnings per share - diluted	$2.71	$8.33	$1.14	-$5.62	+$1.57

The Company’s cash balance at the end of the third fiscal quarter was $4,136 million, compared to $8,187 million at the end of the prior quarter.

During the third fiscal quarter, the Company generated $2,247 million in cash from operations and spent $5,378 million repurchasing an aggregate of 24 million shares and $120 million in capital expenditures.

On June 29, 2018, the Company paid a cash dividend of $1.75 per share of common stock, totaling $754 million.

Third Quarter Fiscal Year 2018 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $5,066 million, an increase of 1 percent from $5,017 million in the previous quarter, and an increase of 13 percent from $4,467 million in the same quarter last year.

Gross margin from continuing operations was $3,410 million, or 67.3 percent of net revenue. This compares with gross margin from continuing operations of $3,342 million, or 66.6 percent of net revenue, in the prior quarter, and $2,827 million, or 63.3 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,536 million, or 50.1 percent of net revenue. This compares with operating income from continuing operations of $2,455 million, or 48.9 percent of net revenue, in the prior quarter, and $2,059 million, or 46.1 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,257 million, or $4.98 per diluted share. This compares with net income of $2,243 million, or $4.88 per diluted share, in the prior quarter, and net income of $1,871 million, or $4.10 per diluted share, in the same quarter last year.

Free cash flow, defined as cash from operations less capital expenditures, was $2,127 million in the quarter.

Third Quarter Fiscal Year 2018 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q3 18	Q2 18	Q3 17	Q/Q	Y/Y
Net revenue	$5,066	$5,017	$4,467	+1%	+13%
Gross margin	67.3%	66.6%	63.3%	+70bps	+400bps
Operating expenses	$874	$887	$768	-$13	+$106
Net income	$2,257	$2,243	$1,871	+$14	+$386
Earnings per share - diluted	$4.98	$4.88	$4.10	+$0.10	+$0.88

Other Quarterly Data

Net revenue by segment:							Growth Rates
(Dollars in millions)	Q3 18		Q2 18		Q3 17		Q/Q	Y/Y
Wired infrastructure	$2,297	45%	$2,295	46%	$2,208	50%	—%	4%
Wireless communications	1,288	25	1,294	26	1,283	29	—%	—%
Enterprise storage	1,253	25	1,162	23	735	16	8%	70%
Industrial & other	225	5	263	5	237	5	-14%	-5%
Total net revenue	$5,063	100%	$5,014	100%	$4,463	100%

Non-GAAP net revenue by segment:							Growth Rates
(Dollars in millions)	Q3 18		Q2 18		Q3 17		Q/Q	Y/Y
Wired infrastructure (1)	$2,300	45%	$2,298	46%	$2,211	50%	—%	4%
Wireless communications	1,288	25	1,294	26	1,283	29	—%	—%
Enterprise storage	1,253	25	1,162	23	735	16	8%	70%
Industrial & other (1)	225	5	263	5	238	5	-14%	-5%
Total Non-GAAP net revenue	$5,066	100%	$5,017	100%	$4,467	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q3 18	Q2 18	Q3 17
Cash from operations	$2,247	$2,313	$1,656
Depreciation	$129	$128	$112
Amortization of acquisition-related intangible assets	$830	$832	$1,096
Capital expenditures	$120	$189	$255
Days sales outstanding (“DSO”)	54	50	49
Inventory days on hand (“DOH”)	66	66	78
Non-GAAP DSO	54	50	49
Non-GAAP Inventory DOH	67	67	79

Fourth Quarter Fiscal Year 2018 Business Outlook
Based on current business trends and conditions, the outlook for continuing operations for the fourth quarter of fiscal year 2018, ending November 4, 2018, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$5,397M +/- $75M	$3M	$5,400M +/- $75M
Gross margin	52.3% +/- 1%	$793M	67.0% +/- 1%
Operating expenses	$1,259M	$385M	$874M
Interest expense and other	$125M	—	$125M
Provision for income taxes	4%	3%	7%
Diluted share count	424M	12M	436M

•	Non-GAAP net revenue includes $3 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•
Non-GAAP gross margin includes the effects of $3 million of licensing revenue, and excludes the effects of $763 million of amortization of acquisition-related intangible assets, $25 million of stock-based compensation expense, $1 million of restructuring charges and $1 million of acquisition-related costs;

•
Non-GAAP operating expenses exclude $298 million of stock-based compensation expense, $67 million of amortization of acquisition-related intangible assets, $15 million of acquisition-related costs, and $5 million of restructuring charges;

•	Non-GAAP tax provision is 3% higher than GAAP due to the tax effects of the projected reconciling items noted above;

•
Non-GAAP diluted share count excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method; and

•	Diluted share count outlook does not include the impact from any stock repurchases after August 5, 2018.

Capital expenditures for the fourth fiscal quarter are expected to be approximately $110 million. For the fourth fiscal quarter, depreciation is expected to be $135 million and amortization is expected to be approximately $835 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance excludes any results from the pending acquisition of CA Technologies. The guidance also excludes the impact of any additional mergers, acquisitions, divestiture and stock repurchase activity that may occur during the fourth quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be presenting to investors at the Deutsche Bank Technology Conference in Las Vegas on September 12, 2018.

Acquisition of CA Technologies

As announced on July 11, 2018, Broadcom and CA Technologies have entered into a definitive agreement under which Broadcom will acquire CA Technologies (NASDAQ:CA), one of the world’s leading providers of information technology (IT) management software and solutions, in an all cash transaction that represents an equity value of approximately $18.9 billion, and an enterprise value of approximately $18.4 billion.

As previously announced, the transaction has received approval under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. The transaction remains subject to customary closing conditions, including the approval of CA shareholders and antitrust approvals in the EU and Japan. The closing of the transaction is expected to occur in the fourth calendar quarter of 2018.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $1.75 per share.

The dividend is payable on September 28, 2018 to stockholders of record at the close of business (5:00 p.m.) Eastern Time on September 19, 2018.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the third quarter of fiscal year 2018, ended August 5, 2018, and to provide guidance for the fourth quarter of fiscal year 2018, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 4968519. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 4968519. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes effective as of the close of trading on April 4, 2018. Information provided for fiscal periods beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. from and after the effective time of the redomiciliation and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from Brocade Communication Systems’ continuing operations starting in the first fiscal quarter of 2018. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 includes an extra week in the first quarter, compared to fiscal year 2017.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on acquisition-related assets, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ:AVGO), a Delaware corporation headquartered in San Jose,CA, is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Inc.’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements regarding the expected completion and timing of our proposed acquisition of CA and statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our proposed acquisition of CA, including (1) the acquisition may not be completed in a timely manner or at all, (2) the effect of the announcement or pendency of the proposed acquisition on our business relationships, operating results and business generally, (3) potential difficulties in employee retention, (4) risks related to diverting management’s attention from ongoing business operations, and (5) the outcome of any legal proceedings related to the merger agreement or the proposed acquisition; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any other acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the additional significant indebtedness that we expect to incur in connection with the proposed acquisition of CA and the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; the amount and frequency of our stock repurchases; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contact:
Investor Relations
408-433-8000
investor.relations@broadcom.com

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 5, 2018	May 6, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Net revenue	$5,063	$5,014	$4,463	$15,404	$12,792
Cost of products sold:
Cost of products sold	1,680	1,696	1,658	5,275	4,795
Purchase accounting effect on inventory	—	—	1	70	2
Amortization of acquisition-related intangible assets	762	765	655	2,242	1,853
Restructuring charges	2	2	—	19	16
Total cost of products sold	2,444	2,463	2,314	7,606	6,666
Gross margin	2,619	2,551	2,149	7,798	6,126
Research and development	959	936	827	2,820	2,464
Selling, general and administrative	234	294	200	819	605
Amortization of acquisition-related intangible assets	68	67	441	474	1,323
Restructuring, impairment and disposal charges	19	53	33	202	106
Total operating expenses	1,280	1,350	1,501	4,315	4,498
Operating income	1,339	1,201	648	3,483	1,628
Interest expense	(149)	(148)	(112)	(480)	(335)
Loss on debt extinguishment	—	—	—	—	(159)
Other income, net	39	46	12	120	46
Income from continuing operations before income taxes	1,229	1,099	548	3,123	1,180
Provision for (benefit from) income taxes	32	(2,637)	39	(8,391)	(54)
Income from continuing operations	1,197	3,736	509	11,514	1,234
Loss from discontinued operations, net of income taxes	(1)	(3)	(2)	(19)	(11)
Net income	1,196	3,733	507	11,495	1,223
Net income attributable to noncontrolling interest (1)	—	15	26	351	63
Net income attributable to common stock	$1,196	$3,718	$481	$11,144	$1,160

Basic income per share:
Income per share from continuing operations	$2.78	$8.84	$1.19	$26.58	$2.91
Loss per share from discontinued operations	—	(0.01)	(0.01)	(0.05)	(0.03)
Net income per share	$2.78	$8.83	$1.18	$26.53	$2.88

Diluted income per share (2):
Income per share from continuing operations	$2.71	$8.34	$1.14	$25.78	$2.79
Loss per share from discontinued operations	—	(0.01)	—	(0.04)	(0.02)
Net income per share	$2.71	$8.33	$1.14	$25.74	$2.77

Shares used in per share calculations:
Basic	430	421	407	420	403
Diluted	441	448	445	433	442

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 5, 2018	May 6, 2018	July 30, 2017	August 5, 2018	July 30, 2017

Stock-based compensation expense included in continuing operations:
Cost of products sold	$22	$21	$18	$63	$47
Research and development	222	205	174	630	465
Selling, general and administrative	71	70	59	217	156
Total stock-based compensation expense	$315	$296	$251	$910	$668

(1)
During the fiscal quarter ended May 6, 2018, in connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was dissolved. Net income attributable to NCI prior to the Redomiciliation represents approximately 5% of net income attributable to LP Units.

(2)
Diluted income per share includes the impact of NCI, which assumes 100% conversion of LP Units to shares of Broadcom under the “if converted” method, resulting in approximately 14 million, 22 million and 23 million LP Units included in diluted shares for the fiscal quarter ended May 6, 2018, the fiscal quarter and three fiscal quarters ended July 30, 2017, respectively. For the fiscal quarter ended August 5, 2018, there were no LP Units due to the Redomiciliation. For the three fiscal quarters ended August 5, 2018, diluted shares excluded LP units as the impact was antidilutive.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 5, 2018	May 6, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Net revenue on GAAP basis	$5,063	$5,014	$4,463	$15,404	$12,792
Acquisition-related purchase accounting revenue adjustment (1)	3	3	4	10	25
Net revenue on non-GAAP basis	$5,066	$5,017	$4,467	$15,414	$12,817

Gross margin on GAAP basis	$2,619	$2,551	$2,149	$7,798	$6,126
Acquisition-related purchase accounting revenue adjustment (1)	3	3	4	10	25
Purchase accounting effect on inventory	—	—	1	70	2
Amortization of acquisition-related intangible assets	762	765	655	2,242	1,853
Stock-based compensation expense	22	21	18	63	47
Restructuring charges	2	2	—	19	16
Acquisition-related costs	2	—	—	4	—
Gross margin on non-GAAP basis	$3,410	$3,342	$2,827	$10,206	$8,069

Research and development on GAAP basis	$959	$936	$827	$2,820	$2,464
Stock-based compensation expense	222	205	174	630	465
Acquisition-related costs	—	—	1	3	6
Research and development on non-GAAP basis	$737	$731	$652	$2,187	$1,993

Selling, general and administrative expense on GAAP basis	$234	$294	$200	$819	$605
Stock-based compensation expense	71	70	59	217	156
Acquisition-related costs	26	68	25	145	91
Selling, general and administrative expense on non-GAAP basis	$137	$156	$116	$457	$358

Total operating expenses on GAAP basis	$1,280	$1,350	$1,501	$4,315	$4,498
Amortization of acquisition-related intangible assets	68	67	441	474	1,323
Stock-based compensation expense	293	275	233	847	621
Restructuring, impairment and disposal charges	19	53	33	202	106
Acquisition-related costs	26	68	26	148	97
Total operating expenses on non-GAAP basis	$874	$887	$768	$2,644	$2,351

Operating income on GAAP basis	$1,339	$1,201	$648	$3,483	$1,628
Acquisition-related purchase accounting revenue adjustment (1)	3	3	4	10	25
Purchase accounting effect on inventory	—	—	1	70	2
Amortization of acquisition-related intangible assets	830	832	1,096	2,716	3,176
Stock-based compensation expense	315	296	251	910	668
Restructuring, impairment and disposal charges	21	55	33	221	122
Acquisition-related costs	28	68	26	152	97
Operating income on non-GAAP basis	$2,536	$2,455	$2,059	$7,562	$5,718

Interest expense on GAAP basis	$(149)	$(148)	$(112)	$(480)	$(335)
Debt-related costs	—	—	—	32	1
Interest expense on non-GAAP basis	$(149)	$(148)	$(112)	$(448)	$(334)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 5, 2018	May 6, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Other income, net on GAAP basis	$39	$46	$12	$120	$46
(Gains) losses on acquisition-related assets	1	(4)	—	(3)	(23)
Other income, net on non-GAAP basis	$40	$42	$12	$117	$23

Income from continuing operations before income taxes on GAAP basis	$1,229	$1,099	$548	$3,123	$1,180
Acquisition-related purchase accounting revenue adjustment (1)	3	3	4	10	25
Purchase accounting effect on inventory	—	—	1	70	2
Amortization of acquisition-related intangible assets	830	832	1,096	2,716	3,176
Stock-based compensation expense	315	296	251	910	668
Restructuring, impairment and disposal charges	21	55	33	221	122
Acquisition-related costs	28	68	26	152	97
Debt-related costs	—	—	—	32	1
Loss on debt extinguishment	—	—	—	—	159
(Gains) losses on acquisition-related assets	1	(4)	—	(3)	(23)
Income before income taxes on non-GAAP basis	$2,427	$2,349	$1,959	$7,231	$5,407

Provision for (benefit from) income taxes on GAAP basis	$32	$(2,637)	$39	$(8,391)	$(54)
Non-GAAP tax reconciling adjustments	138	2,743	49	8,777	297
Provision for income taxes on non-GAAP basis	$170	$106	$88	$386	$243

Net income on GAAP basis	$1,196	$3,733	$507	$11,495	$1,223
Acquisition-related purchase accounting revenue adjustment (1)	3	3	4	10	25
Purchase accounting effect on inventory	—	—	1	70	2
Amortization of acquisition-related intangible assets	830	832	1,096	2,716	3,176
Stock-based compensation expense	315	296	251	910	668
Restructuring, impairment and disposal charges	21	55	33	221	122
Acquisition-related costs	28	68	26	152	97
Debt-related costs	—	—	—	32	1
Loss on debt extinguishment	—	—	—	—	159
(Gains) losses on acquisition-related assets	1	(4)	—	(3)	(23)
Non-GAAP tax reconciling adjustments	(138)	(2,743)	(49)	(8,777)	(297)
Discontinued operations, net of income taxes	1	3	2	19	11
Net income on non-GAAP basis	$2,257	$2,243	$1,871	$6,845	$5,164

Shares used in per share calculation - diluted on GAAP basis	441	448	445	433	442
Non-GAAP adjustment (2)	12	12	11	24	10
Shares used in per share calculation - diluted on non-GAAP basis	453	460	456	457	452

Inventory days on hand on GAAP basis	66	66	78
Non-GAAP adjustment (3)	1	1	1
Inventory days on hand on non-GAAP basis	67	67	79

	Fiscal Quarter Ended
	August 5, 2018	May 6, 2018	July 30, 2017
Net income on non-GAAP basis	$2,257
Interest expense on non-GAAP basis	149
Provision for income taxes on non-GAAP basis	170
Depreciation	129
Adjusted EBITDA	$2,705

Net cash provided by operating activities	$2,247	$2,313	$1,656
Purchases of property, plant and equipment	(120)	(189)	(255)
Free cash flow	$2,127	$2,124	$1,401

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.

(2)
Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of LP Units that are anti-dilutive on a GAAP basis for the three fiscal quarters ended August 5, 2018.

(3)	Non-GAAP adjustment for inventory days on hand represents the impact of purchase accounting on inventory, stock-based compensation expense, and acquisition-related costs.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLION)

	August 5, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,136	$11,204
Trade accounts receivable, net	3,010	2,448
Inventory	1,216	1,447
Other current assets	333	724
Total current assets	8,695	15,823
Long-term assets:
Property, plant and equipment, net	2,695	2,599
Goodwill	26,920	24,706
Intangible assets, net	11,598	10,832
Other long-term assets	464	458
Total assets	$50,372	$54,418
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$785	$1,105
Employee compensation and benefits	622	626
Current portion of long-term debt	117	117
Other current liabilities	663	681
Total current liabilities	2,187	2,529
Long-term liabilities:
Long-term debt	17,487	17,431
Other long-term liabilities	3,246	11,272
Total liabilities	22,920	31,232
Stockholders’ equity:
Common stock and additional paid-in capital	23,291	20,505
Retained earnings (accumulated deficit)	4,267	(129)
Accumulated other comprehensive loss	(106)	(91)
Total Broadcom Inc. stockholders’ equity	27,452	20,285
Noncontrolling interest	—	2,901
Total stockholders’ equity	27,452	23,186
Total liabilities and stockholders’ equity	$50,372	$54,418

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 5, 2018	May 6, 2018	July 30, 2017	August 5, 2018	July 30, 2017
Cash flows from operating activities:
Net income	$1,196	$3,733	$507	$11,495	$1,223
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	836	836	1,099	2,730	3,184
Depreciation	129	128	112	383	334
Stock-based compensation	315	296	251	910	669
Deferred taxes and other non-cash taxes	22	(2,702)	12	(8,512)	(99)
Non-cash portion of debt extinguishment loss	—	—	—	—	159
Non-cash restructuring, impairment and disposal charges	3	5	14	13	54
Amortization of debt issuance costs and accretion of debt discount	6	6	5	18	19
Other	5	14	13	22	(2)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(262)	(277)	(344)	(340)	(236)
Inventory	19	56	(119)	325	(23)
Accounts payable	(41)	91	217	(353)	(34)
Employee compensation and benefits	205	84	82	(87)	29
Contributions to defined benefit pension plans	(1)	—	(5)	(130)	(16)
Other current assets and current liabilities	(148)	70	(179)	206	(570)
Other long-term assets and long-term liabilities	(37)	(27)	(9)	(435)	(99)
Net cash provided by operating activities	2,247	2,313	1,656	6,245	4,592
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(7)	—	(3)	(4,793)	(40)
Proceeds from sales of businesses	—	—	—	782	10
Purchases of property, plant and equipment	(120)	(189)	(255)	(529)	(836)
Proceeds from disposals of property, plant and equipment	—	1	1	238	1
Purchases of investments	—	(5)	—	(249)	(200)
Proceeds from sale of investment	—	54	—	54	—
Other	(47)	(16)	(1)	(59)	(5)
Net cash used in investing activities	(174)	(155)	(258)	(4,556)	(1,070)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	—	—	13,446
Repayment of debt	—	—	—	(856)	(13,668)
Payment of debt issuance costs	—	—	—	—	(23)
Dividend and distribution payments	(754)	(766)	(438)	(2,275)	(1,306)
Repurchases of common stock	(5,378)	(347)	—	(5,725)	—
Issuance of common stock, net of shares withheld for employee taxes	6	78	41	118	191
Payment of capital lease obligations	—	(15)	(6)	(21)	(10)
Other	2	3	—	2	—
Net cash used in financing activities	(6,124)	(1,047)	(403)	(8,757)	(1,370)
Net change in cash and cash equivalents	(4,051)	1,111	995	(7,068)	2,152
Cash and cash equivalents at the beginning of period	8,187	7,076	4,254	11,204	3,097
Cash and cash equivalents at end of period	$4,136	$8,187	$5,249	$4,136	$5,249

Supplemental disclosure of cash flow information:
Cash paid for interest	$312	$1	$206	$545	$309
Cash paid for income taxes	$127	$87	$35	$323	$253